Exhibit 99.1

Danaher Reports Third Quarter 2023 Results
WASHINGTON, D.C., October 24, 2023 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the third quarter ended September 29, 2023. Net earnings refer to net earnings attributable to common shareholders. Results for the third quarter include the operations of Veralto Corporation, which was spun-off to Danaher's shareholders on September 30, 2023.
Key Third Quarter 2023 Results
•Net earnings were $1.1 billion, or $1.51 per diluted common share and non-GAAP adjusted diluted net earnings per common share were $2.02.
•Revenues decreased 10.5% year-over-year to $6.9 billion.
•Non-GAAP core revenue decreased 11.5%, including a 3.0% non-GAAP base business core revenue decline.
•Operating cash flow for the third quarter was $1.7 billion and non-GAAP free cash flow was $1.3 billion.
Rainer M. Blair, President and Chief Executive Officer, stated, “Revenue in the third quarter came in ahead of our expectations, with Biotechnology performing as anticipated, and higher respiratory testing revenue more than offsetting slightly softer-than-anticipated demand in Life Sciences. DBS-driven execution also enabled us to deliver better-than-expected earnings and cash flow in what remains a challenging operating environment.”
Blair continued, “We also successfully completed the spin-off of Veralto. Going forward, Danaher is dedicated to accelerating the power of science and technology to improve human health. With our differentiated portfolio and commitment to continuous improvement, we have a unique opportunity to help solve many of the world's most critical health care challenges while building meaningful long-term shareholder value.”

Fourth Quarter and Full Year 2023 Outlook
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. The Company’s fourth quarter and full year outlook include only Danaher’s continuing operations, excluding the impact of Veralto.
For the fourth quarter 2023, the Company anticipates that non-GAAP base business core revenue from continuing operations will be down mid-single digits year-over-year. For full year 2023, the Company anticipates that non-GAAP base business core revenue from continuing operations will be down slightly year-over-year.

Conference Call and Webcast Information
Danaher will discuss its third quarter results and financial guidance for the fourth quarter and full year during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations” and additional related materials will be posted to the same section of Danaher’s website. A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9765 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ323). A replay of the conference call will be available shortly after the conclusion of the call and until November 8, 2023. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”

ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Our businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher’s advanced science and technology - and proven ability to innovate - help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, our 65,000+ associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow. Explore more at www.danaher.com.

NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, our Form 10-Q, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Danaher’s website (www.danaher.com) under the subheading “Quarterly Earnings.”

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statement regarding the Company's anticipated fourth quarter and full year 2023 non-GAAP base business core revenue growth, Danaher’s future prospects, future shareholder value creation and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, potential future, adverse impacts on our business, results of operations and financial condition related to the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions (including the pending acquisition of Abcam plc) and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, the impact of climate change, legal or regulatory measures to address climate change and our ability to address stakeholder expectations relating to climate change, labor matters and our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets, non-U.S. economic, political, legal, compliance, social and business factors (including the impact of military conflicts), disruptions relating to man-made and natural disasters, pension plan and healthcare costs, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2023. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Media inquiries: Chaz Bickers, Director, Media Relations, Email: media@danaher.com
Investor inquiries: John T. Bedford, Vice President, Investor Relations, Email: investor.relations@danaher.com

Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	September 29, 2023	September 30, 2022	September 29, 2023		September 30, 2022
Sales	$6,873	$7,663	$21,197		$23,102
Cost of sales	(2,873)	(3,079)	(8,786)		(9,092)
Gross profit	4,000	4,584	12,411		14,010
Operating costs:
Selling, general and administrative expenses	(2,145)	(2,149)	(6,486)		(6,326)
Research and development expenses	(417)	(420)	(1,264)		(1,292)
Operating profit	1,438	2,015	4,661		6,392
Nonoperating income (expense):
Other income (expense), net	(47)	(51)	(52)		(158)
Interest expense	(73)	(42)	(208)		(147)
Interest income	79	9	186		12
Earnings before income taxes	1,397	1,931	4,587		6,099
Income taxes	(268)	(359)	(902)		(1,122)
Net earnings	1,129	1,572	3,685		4,977
Mandatory convertible preferred stock dividends	—	(21)	(21)		(84)
Net earnings attributable to common stockholders	$1,129	$1,551	$3,664		$4,893
Net earnings per common share:
Basic	$1.53	$2.13	$4.98	(a)	$6.76
Diluted	$1.51	$2.10	$4.94		$6.67	(a)
Average common stock and common equivalent shares outstanding:
Basic	739.4	728.5	735.4		723.8
Diluted	745.9	737.4	742.1		737.0
(a) Net earnings per common share amounts for the relevant three-month periods do not add to the nine-month period amount due to rounding.

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share 1

	Three-Month Period Ended		Nine-Month Period Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Diluted Net Earnings Per Common Share (GAAP)	$1.51	$2.10	$4.94	$6.67
Amortization of acquisition-related intangible assets A	0.51	0.48	1.54	1.50
Fair value net (gains) losses on investments B	0.06	0.09	0.08	0.25
Separation costs C	0.05	—	0.14	—
Impairments and other charges D	0.01	—	0.07	0.07
Loss on partial settlement of a defined benefit plan E	—	—	—	0.01
Tax effect of the above adjustments F	(0.12)	(0.11)	(0.35)	(0.36)
Discrete tax adjustments G	—	—	0.02	(0.07)
Rounding	—	—	—	0.01
Adjusted Diluted Net Earnings Per Common Share (Non-GAAP)	$2.02	$2.56	$6.44	$8.08
1    Each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock.

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Nine-Month Period Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Pretax	$379	$361	$1,147	$1,120
After-tax	306	293	926	904
B    Net (gains) losses on the Company's equity and limited partnership investments recorded in the following historical periods (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Nine-Month Period Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Pretax	$48	$64	$58	$186
After-tax	36	48	44	141
C    Costs incurred in the three and nine-month periods ended September 29, 2023 related to preparation for the separation of the Company’s Environmental & Applied Solutions business, primarily related to professional fees for legal, tax, finance, banking and information technology services and duplicative general and administrative costs ($36 million and $101 million pretax as reported in this line item, and $31 million and $90 million after-tax, respectively).
D    Impairment charges related to a trade name in the Environmental & Applied Solutions segment recorded in the three-month period ended September 29, 2023 ($6 million pretax as reported in this line item, $4 million after-tax). Impairment charges related to technology and other assets in the Biotechnology segment and customer relationships and a trade name in the Environmental & Applied Solutions segment recorded in the nine-month period ended September 29, 2023 ($54 million pretax as reported in this line item, $41 million after-tax). Impairment charges related to technology and customer relationships in the Environmental & Applied Solutions segment recorded in the nine-month period ended September 30, 2022 ($9 million pretax as reported in this line item, $7 million after-tax). Additionally, in the nine-month period ended September 30, 2022, charges incurred primarily related to impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia ($43 million pretax as reported in this line item, $40 million after-tax).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
E    Loss on a partial settlement of a defined benefit plan as a result of the transfer of a portion of the Company’s non-U.S. pension liabilities related to one defined benefit plan to a third-party in the nine-month period ended September 30, 2022 ($10 million pretax as reported in this line item, $9 million after-tax).
F    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.
G    There were no net discrete tax adjustments and other tax-related adjustments for the three-month period ended September 29, 2023, as discrete tax benefits from excess tax benefits from stock-based compensation were offset by charges related to tax costs related to the separation of the Environmental & Applied Solutions business and changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments and other tax-related adjustments for the nine-month period ended September 29, 2023, include the impact of a net discrete tax loss of $13 million related primarily to tax costs related to the separation of the Environmental & Applied Solutions business and tax costs related to legal and operational actions taken to realign certain businesses and changes in estimates associated with prior period uncertain tax positions, partially offset by excess tax benefits from stock-based compensation and interest on prior year tax refunds. Discrete tax adjustments and other tax-related adjustments for the three-month period ended September 30, 2022, include the impact of net discrete tax benefits of $3 million related primarily to excess tax benefits from stock-based compensation partially offset by changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments and other tax-related adjustments for the nine-month period ended September 30, 2022, include the impact of net discrete tax benefits of $52 million related primarily to excess tax benefits from stock-based compensation and changes in estimates associated with prior period uncertain tax positions.

Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding
(shares in millions)

	Three-Month Period Ended		Nine-Month Period Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Average common stock and common equivalent shares outstanding - diluted (GAAP) [2]	745.9	737.4	742.1	737.0
Converted shares [3]	—	8.6	3.4	8.6
Adjusted average common stock and common equivalent shares outstanding - diluted (non-GAAP)	745.9	746.0	745.5	745.6
2    The impact of the MCPS Series B calculated under the if-converted method was anti-dilutive for the nine-month period ended September 29, 2023 and the three and nine-month periods ended September 30, 2022, and as such 3.4 million shares for the nine-month period ended September 29, 2023 and 8.6 million for both the three and nine-month periods ended September 30, 2022 underlying the MCPS Series B were excluded from the calculation of diluted EPS and the related MCPS Series B dividends of $21 million for the nine-month period ended September 29, 2023 and $21 million and $64 million for the three and nine-month periods ended September 30, 2022, respectively, were included in the calculation of net earnings for diluted EPS. As of April 17, 2023, all outstanding shares of the MCPS Series B converted into 8.6 million shares of the Company’s common stock.
The impact of the MCPS Series A calculated under the if-converted method was dilutive for the nine-month period ended September 30, 2022, and as such 4.0 million shares underlying the MCPS Series A were included in the calculation of diluted EPS. The related MCPS Series A dividends of $20 million for the nine-month period ended September 30, 2022 were excluded from the calculation of net earnings for diluted EPS. On April 15, 2022, all outstanding shares of the MCPS Series A converted into 11.0 million shares of the Company’s common stock.
3    The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using the actual conversion rates for the nine-month period ended September 29, 2023 and an average 20 trading-day trailing Volume Weighted Average Price of $274.64 as of September 30, 2022.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales (Decline) Growth by Segment, Core Sales (Decline) Growth by Segment and Base Business Core Sales (Decline) Growth by Segment

	% Change Three-Month Period Ended September 29, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Total sales (decline) growth (GAAP)	(10.5)%	(19.0)%	(1.0)%	(16.0)%	3.5%
Impact of:
Acquisitions/divestitures	(0.5)%	(0.5)%	(1.0)%	—%	(0.5)%
Currency exchange rates	(0.5)%	(1.5)%	(0.5)%	0.5%	(2.0)%
Core sales (decline) growth (non-GAAP)	(11.5)%	(21.0)%	(2.5)%	(15.5)%	1.0%
Impact of COVID-19 related testing, vaccines and therapeutics	8.5%	+Mid-single digit	+Up slightly	+Low-twenties	—%
Base business core sales (decline) growth (non-GAAP)	(3.0)%	-Mid-teens	-Low-single digit	+Mid-single digit	1.0%

	% Change Nine-Month Period Ended September 29, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Total sales (decline) growth (GAAP)	(8.0)%	(17.0)%	2.5%	(13.0)%	3.5%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	(1.0)%	—%	(0.5)%
Currency exchange rates	1.0%	0.5%	1.0%	1.5%	—%
Core sales (decline) growth (non-GAAP)	(7.5)%	(16.5)%	2.5%	(11.5)%	3.0%
Impact of COVID-19 related testing, vaccines and therapeutics	9.0%	+High-single digit	+Low-single digit	+Low-twenties	—%
Base business core sales growth (decline) (non-GAAP)	1.5%	-High-single digit	+Mid-single digit	+High-single digit	3.0%
Note: We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.

Forecasted Core Sales (Decline) Growth and Base Business Core Sales (Decline) Growth

	% Change Three-Month Period Ending December 31, 2023 vs. Comparable 2022 Period	% Change Year Ending December 31, 2023 vs. Comparable 2022 Period
Core sales decline from continuing operations reflecting Veralto as a discontinued operation (non-GAAP)	-High-teens	-Low-double digit
Impact of COVID-19 related testing, vaccines and therapeutics	+Low-double digit	+Low-double digit
Base business core sales decline from continuing operations reflecting Veralto as a discontinued operation (non-GAAP)	-Mid-single digit	-Down slightly
Note: On September 30, 2023, the Company completed the separation of its former Environmental & Applied Solutions business by distributing to Danaher stockholders on a pro rata basis all of the issued and outstanding common stock of Veralto Corporation (“Veralto”). The reporting of Veralto as a discontinued operation will be reflected in the Company’s future filings, but in no way revises or restates any Consolidated Statements of Earnings for any period previously filed with the U.S. Securities and Exchange Commission.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Operating Profit Margins and Year-Over-Year Core Operating Profit Margin Changes

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Three-Month Period Ended September 30, 2022 Operating Profit Margins (GAAP)	26.30%	33.70%	20.50%	28.40%	23.70%
Third quarter 2023 impact from operating profit margins of businesses that have been owned for less than one year	(0.05)	0.05	(0.25)	(0.05)	0.10
Third quarter 2023 impairment charges related to a trade name in the Environmental & Applied Solutions segment	(0.10)	—	—	—	(0.50)
Third quarter 2023 costs incurred related to preparation for the separation of the Company's Environmental & Applied Solutions business	(0.55)	—	—	—	—
Year-over-year core operating profit margin changes for the third quarter 2023 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(4.70)	(8.65)	(1.95)	(4.45)	(0.40)
Three-Month Period Ended September 29, 2023 Operating Profit Margins (GAAP)	20.90%	25.10%	18.30%	23.90%	22.90%

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Nine-Month Period Ended September 30, 2022 Operating Profit Margins (GAAP)	27.70%	35.40%	20.10%	31.00%	23.10%
First nine months of 2023 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.10)	(0.10)	(0.35)	(0.05)	0.10
Second quarter 2023 impairment charges related to technology and other assets in the Biotechnology segment and customer relationships in the Environmental & Applied Solutions segment and third quarter 2023 impairment charge related to a trade name in the Environmental & Applied Solutions segment, net of a second quarter 2022 impairment charge related to technology and customer relationships in the Environmental & Applied Solutions segment	(0.20)	(0.80)	—	—	(0.05)
First nine months of 2023 costs incurred related to preparation for the separation of the Company's Environmental & Applied Solutions business	(0.45)	—	—	—	—
First nine months of 2022 impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia	0.15	0.20	0.50	0.05	—
Year-over-year core operating profit margin changes for first nine months of 2023 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(5.10)	(7.10)	(1.55)	(7.10)	0.75
Nine-Month Period Ended September 29, 2023 Operating Profit Margins (GAAP)	22.00%	27.60%	18.70%	23.90%	23.90%

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change
	September 29, 2023	September 30, 2022
Total Cash Flow:
Net cash provided by operating activities (GAAP)	$1,672	$2,010
Total cash used in investing activities (GAAP)	$(329)	$(515)
Total cash provided by (used in) financing activities (GAAP)	$2,443	$(230)

Free Cash Flow:
Net cash provided by operating activities (GAAP)	$1,672	$2,010	~ (17.0)%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(365)	(277)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	4	—
Free cash flow (non-GAAP)	$1,311	$1,733	~ (24.5)%
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to Adjusted Diluted Net Earnings Per Common Share, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related non-GAAP sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related non-GAAP cash flow measures (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.

◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult. For example, we excluded the first quarter 2022 charge for asset impairments, accruals for contractual obligations and similar items related to our Russia operations because, even though it is possible we could incur additional charges in the future, we do not believe these charges are indicative of Danaher’s ongoing operating costs.
•With respect to adjusted average common stock and common equivalent shares outstanding, Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) Series A converted into Danaher common stock on April 15, 2022 and the MCPS Series B mandatorily converted into Danaher common stock on the mandatory conversion date of April 17, 2023 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). With respect to the calculation of Adjusted Diluted Net Earnings Per Common Share, we apply the “if converted” method of share dilution to the MCPS Series A and B in all applicable periods irrespective of whether such preferred shares would be dilutive or anti-dilutive in the period. We believe this presentation provides useful information to investors by helping them understand the net impact on Danaher’s earnings per share-related measures irrespective of the period.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.